Exhibit 99.1

News Release

Abbott Reports Third-Quarter 2017 Results

•                  Third-quarter reported sales growth of 28.8 percent; comparable operational sales growth of 5.6 percent

•                  Third-quarter GAAP EPS from continuing operations of $0.32; adjusted EPS from continuing operations of $0.66, at the high end of the previous guidance range

•                  Numerous key product approvals across portfolio

ABBOTT PARK, Ill., Oct. 18, 2017 — Abbott today announced financial results for the third quarter ended Sept. 30, 2017.

•                  Third-quarter worldwide sales of $6.8 billion increased 28.8 percent on a reported basis and 5.6 percent on a comparable operational* basis.

•                  Reported diluted EPS from continuing operations under GAAP was $0.32 in the third quarter.  Excluding specified items, adjusted diluted EPS from continuing operations was $0.66 in the third quarter, at the high end of the previous guidance range of $0.64 to $0.66.

•                  Abbott narrowed its full-year 2017 EPS guidance range, which continues to reflect double-digit growth. Abbott projects full-year diluted EPS from continuing operations on a GAAP basis of $0.97 to $0.99. Projected full-year adjusted diluted EPS from continuing operations is now $2.48 to $2.50, which represents an increase at the mid-point of the guidance range.

•                  In September, Abbott received U.S. FDA approval for its FreeStyle® Libre glucose monitoring system as a replacement1 for finger stick blood glucose monitoring. This revolutionary technology is the only system available that comes factory-calibrated, thus eliminating the need for daily finger sticks that are required to calibrate other continuous glucose monitoring systems.

•                  During the quarter, Abbott obtained national reimbursement for FreeStyle Libre in Japan and the United Kingdom for people with diabetes, both Type 1 and Type 2, on insulin therapy.

•                  In September, Abbott received U.S. FDA approval for magnetic resonance (MR)-conditional labeling for its EllipseTM implantable cardioverter defibrillator (ICD). This approval follows U.S. FDA approval for MR-conditional labeling for its Assurity MRITM pacemaker earlier this year.

•                  In August, Abbott received U.S. FDA approval for its HeartMate 3TM system, which helps a weak heart pump blood for patients with advanced heart failure.

•                  On Oct. 3, 2017, Abbott completed the acquisition of Alere, Inc., establishing Abbott as the global leader in the point of care diagnostics market.

“We’re very pleased with our performance and the steady cadence of innovative new product launches that are contributing to growth,” said Miles D. White, chairman and chief executive officer, Abbott. “We’re well-positioned to achieve the upper end of our initial full-year EPS guidance range.”

—more—

* See note on comparable operational growth on the next page.

THIRD-QUARTER BUSINESS OVERVIEW

Note: Management believes that measuring sales growth rates on a comparable operational basis is an appropriate way for investors to best understand the underlying performance of the business.

Comparable operational sales growth excludes the impact of exchange and for Total Abbott and Medical Devices, also includes prior year results for St. Jude Medical, which was acquired on Jan. 4, 2017, and excludes prior year and current year results for the Abbott Medical Optics (AMO) and St. Jude Medical vascular closure businesses, which were divested during the first quarter 2017. Comparable operational sales growth also reflects a reduction to St. Jude Medical’s historic sales related to administrative fees paid to conform to Abbott’s presentation, as further described in Form 8-K issued on April 18, 2017.

Following are sales by business segment and commentary for the third quarter and first nine months of 2017:

Total Company

($ in millions)

				% Change vs. 3Q16
	Sales 3Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	2,313	4,516	6,829	40.6	23.5	28.8	2.0	7.6	5.6
Nutrition	759	1,009	1,768	0.5	1.0	0.8	0.5	1.1	0.8
Diagnostics	369	910	1,279	2.0	6.9	5.4	2.0	6.6	5.2
Established Pharmaceuticals	—	1,171	1,171	n/a	15.7	15.7	n/a	14.3	14.3
Medical Devices	1,177	1,420	2,597	126.8	79.5	98.2	3.1	7.8	5.6

* Total Abbott sales from continuing operations include Other Sales of $14 million. In 2016, the AMO business, which was divested during the first quarter 2017, was reported as part of the Medical Devices group. Comparable operational growth rates above exclude results from the AMO business.

				% Change vs. 9M16
	Sales 9M17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	6,997	12,804	19,801	44.8	19.8	27.6	3.0	4.5	3.9
Nutrition	2,262	2,879	5,141	1.7	(2.2)	(0.5)	1.7	(1.1)	0.1
Diagnostics	1,125	2,585	3,710	6.0	3.6	4.3	6.0	4.7	5.1
Established Pharmaceuticals	—	3,142	3,142	n/a	9.1	9.1	n/a	8.0	8.0
Medical Devices	3,504	4,084	7,588	130.5	73.2	95.6	2.8	5.8	4.4

* In 2017, total Abbott sales from continuing operations include Other Sales of $220 million, including sales of $175 million from the AMO business, which was divested during the first quarter 2017. In 2016, the AMO business was reported as part of the Medical Devices group. Comparable operational growth rates above exclude results from the AMO business.

n/a = Not Applicable.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Third-quarter 2017 worldwide sales of $6.8 billion increased 28.8 percent on a reported basis. On a comparable operational basis, worldwide sales increased 5.6 percent. Refer to pages 17 and 18 for a reconciliation of comparable historical revenue.

Nutrition

($ in millions)

				% Change vs. 3Q16
	Sales 3Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	759	1,009	1,768	0.5	1.0	0.8	0.5	1.1	0.8
Pediatric	436	539	975	5.2	(2.4)	0.8	5.2	(2.6)	0.7
Adult	323	470	793	(5.3)	5.2	0.7	(5.3)	5.6	0.9

				% Change vs. 9M16
	Sales 9M17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	2,262	2,879	5,141	1.7	(2.2)	(0.5)	1.7	(1.1)	0.1
Pediatric	1,327	1,562	2,889	6.8	(6.1)	(0.6)	6.8	(5.1)	—
Adult	935	1,317	2,252	(4.8)	3.0	(0.3)	(4.8)	4.1	0.3

Worldwide Nutrition sales increased 0.8 percent on a reported and operational basis in the third quarter.

Worldwide Pediatric Nutrition sales increased 0.8 percent on a reported basis in the third quarter, including a favorable 0.1 percent effect of foreign exchange, and increased 0.7 percent on an operational basis. Sales growth in the quarter was led by above-market growth in the U.S. with continued strong performance across Abbott’s portfolio of infant and pediatric nutrition products. As expected, sales growth in China improved sequentially versus the prior quarter, which was offset by continued challenging market conditions in certain other international countries.

Worldwide Adult Nutrition sales increased 0.7 percent on a reported basis in the third quarter, including an unfavorable 0.2 percent effect of foreign exchange, and increased 0.9 percent on an operational basis. International sales growth of 5.2 percent on a reported basis and 5.6 percent on an operational basis was led by growth of Ensure®, Abbott’s market-leading complete and balanced nutrition brand, and Glucerna®, Abbott’s market-leading diabetes-specific nutrition brand. As expected, U.S. sales growth was impacted by competitive and market dynamics.

Diagnostics

($ in millions)

				% Change vs. 3Q16
	Sales 3Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	369	910	1,279	2.0	6.9	5.4	2.0	6.6	5.2
Core Laboratory	230	803	1,033	4.6	6.0	5.7	4.6	5.9	5.6
Molecular	37	78	115	(13.8)	12.7	2.7	(13.8)	10.1	1.1
Point of Care	102	29	131	2.9	17.4	5.8	2.9	16.7	5.6

				% Change vs. 9M16
	Sales 9M17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	1,125	2,585	3,710	6.0	3.6	4.3	6.0	4.7	5.1
Core Laboratory	678	2,286	2,964	10.1	2.8	4.3	10.1	4.1	5.4
Molecular	123	218	341	(12.3)	9.6	0.6	(12.3)	8.9	0.1
Point of Care	324	81	405	6.1	12.3	7.3	6.1	12.7	7.4

Worldwide Diagnostics sales increased 5.4 percent on a reported basis in the third quarter, including a favorable 0.2 percent effect of foreign exchange, and increased 5.2 percent on an operational basis.

Core Laboratory Diagnostics sales increased 5.7 percent on a reported basis in the third quarter, including a favorable 0.1 percent effect of foreign exchange, and increased 5.6 percent on an operational basis. Growth in the quarter was led by continued share gains globally. Internationally, Abbott continued the early roll-out of its recently launched AlinityTM systems for the core laboratory, including “Alinity c” for clinical chemistry, “Alinity i” for immunoassay diagnostics and “Alinity s” for blood and plasma screening. Abbott expects to initiate the launch of its Alinity systems in the U.S. in 2018.

Molecular Diagnostics sales increased 2.7 percent on a reported basis in the third quarter, including a favorable 1.6 percent effect of foreign exchange, and increased 1.1 percent on an operational basis. Continued growth in infectious disease testing, Abbott’s core area of focus in the molecular diagnostics market, was offset by a planned scale down in other testing areas.

Point of Care Diagnostics sales increased 5.8 percent on a reported basis in the third quarter, including a favorable 0.2 percent effect of foreign exchange, and increased 5.6 percent on an operational basis as this business continues to build and expand its presence in targeted developed and emerging markets.

Established Pharmaceuticals

($ in millions)

				% Change vs. 3Q16
	Sales 3Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	1,171	1,171	n/a	15.7	15.7	n/a	14.3	14.3
Key Emerging Markets	—	885	885	n/a	18.5	18.5	n/a	18.0	18.0
Other	—	286	286	n/a	7.6	7.6	n/a	4.0	4.0

				% Change vs. 9M16
	Sales 9M17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	3,142	3,142	n/a	9.1	9.1	n/a	8.0	8.0
Key Emerging Markets	—	2,413	2,413	n/a	13.0	13.0	n/a	11.6	11.6
Other	—	729	729	n/a	(2.3)	(2.3)	n/a	(2.5)	(2.5)

Established Pharmaceuticals sales increased 15.7 percent on a reported basis in the third quarter, including a favorable 1.4 percent effect of foreign exchange, and increased 14.3 percent on an operational basis.

Key Emerging Markets comprise several countries that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these key geographies increased 18.5 percent on a reported basis and 18.0 percent on an operational basis in the third quarter, led by strong growth across several countries, including double-digit growth in Brazil, Russia, India and China.

As expected, sales in India were positively impacted by purchasing patterns following the implementation of a new Goods and Services Tax system that lowered second quarter sales in that country. Total Established Pharmaceuticals, Key Emerging Markets, and India sales growth increased double-digits with and without this impact.

Medical Devices

($ in millions)

				% Change vs. 3Q16
	Sales 3Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	1,177	1,420	2,597	126.8	79.5	98.2	3.1	7.8	5.6
Cardiovascular and Neuromodulation	1,093	1,131	2,224	258.2	180.7	214.1	4.6	2.8	3.6
Rhythm Management	250	261	511	n/m	n/m	n/m	(15.6)	(8.4)	(12.1)
Electrophysiology	147	195	342	n/m	n/m	n/m	7.9	12.9	10.7
Heart Failure	131	39	170	n/m	n/m	n/m	10.7	27.4	14.0
Vascular	292	432	724	11.1	21.5	17.1	(0.6)	0.7	0.2
Structural Heart	109	160	269	172.3	242.5	210.1	13.7	9.1	11.0
Neuromodulation	164	44	208	n/m	n/m	n/m	55.9	19.6	46.8
Diabetes Care	84	289	373	(13.0)	37.6	21.7	(13.0)	33.9	19.1

				% Change vs. 9M16
	Sales 9M17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	3,504	4,084	7,588	130.5	73.2	95.6	2.8	5.8	4.4
Cardiovascular and Neuromodulation	3,264	3,323	6,587	247.1	169.2	202.9	2.9	1.6	2.3
Rhythm Management	783	791	1,574	n/m	n/m	n/m	(15.7)	(5.7)	(10.9)
Electrophysiology	446	555	1,001	n/m	n/m	n/m	10.4	10.7	10.5
Heart Failure	363	108	471	n/m	n/m	n/m	0.3	10.4	2.5
Vascular	891	1,267	2,158	9.1	16.4	13.3	(2.3)	(1.9)	(2.1)
Structural Heart	320	473	793	177.8	227.5	205.5	14.8	9.8	11.7
Neuromodulation	461	129	590	n/m	n/m	n/m	61.0	17.4	49.0
Diabetes Care	240	761	1,001	0.4	28.2	20.2	0.4	29.2	21.0

n/m = Percent change is not meaningful.

Worldwide Medical Devices sales increased 98.2 percent on a reported basis in the third quarter. On a comparable operational basis, sales increased 5.6 percent. Refer to pages 17 and 18 for a reconciliation of comparable historical revenue.

In Cardiovascular and Neuromodulation, worldwide sales were led by double-digit growth in Electrophysiology, Structural Heart, Heart Failure and Neuromodulation. Growth in Structural Heart was driven by the continued double-digit growth of MitraClip®, Abbott’s market-leading device for the minimally-invasive treatment of mitral regurgitation. In Heart Failure, during the third quarter, Abbott received U.S. FDA approval for its HeartMate 3 system, which helps a weak heart pump blood through the body for patients with advanced heart failure. In Neuromodulation, another quarter of strong double-digit growth was led by several recently launched products for the treatment of chronic pain and movement disorders. As expected, Rhythm Management sales in the U.S. were impacted by continued competitive dynamics in the magnetic resonance (MR)-conditional category of products. In the quarter, Abbott received FDA approval for MR-conditional labeling for its Ellipse implantable cardioverter defibrillator (ICD), which significantly enhances its competitive position in this category of the market.

Worldwide Diabetes Care sales increased 21.7 percent on a reported basis in the third quarter, including a favorable 2.6 percent effect of foreign exchange, and increased 19.1 percent on an operational basis. Strong double-digit international sales growth was led by FreeStyle Libre, Abbott’s revolutionary sensor-based glucose monitoring system. In September, Abbott received U.S. FDA approval for FreeStyle Libre as a replacement1 for finger stick blood glucose monitoring. This revolutionary technology is the only system available that comes factory-calibrated, thus eliminating the need for daily finger sticks that are required to calibrate other systems currently available. During the quarter, Abbott also obtained national reimbursement for FreeStyle Libre in Japan and the United Kingdom for people with diabetes, both Type 1 and Type 2, on insulin therapy.

ABBOTT NARROWS FULL-YEAR EARNINGS-PER-SHARE GUIDANCE

Abbott is narrowing its full-year 2017 earnings per share guidance range, which continues to reflect double-digit growth. Abbott now projects its earning per share from continuing operations under Generally Accepted Accounting Principles (GAAP) to be $0.97 to $0.99 for the full year 2017.

Projected diluted earnings per share from continuing operations on an adjusted basis is now $2.48 to $2.50 for the full year 2017, which represents an increase at the mid-point of the guidance range.

Abbott forecasts net specified items for the full year 2017 of approximately $1.51 per share. Specified items include acquisition-related expenses, intangible amortization expense, charges associated with cost reduction initiatives and other expenses, partially offset by a gain on the sale of the AMO business.

Abbott is issuing fourth-quarter 2017 guidance for diluted earnings per share from continuing operations under GAAP of $0.28 to $0.30. Abbott forecasts specified items for the fourth quarter 2017 of $0.44 primarily related to intangible amortization, acquisition-related expenses, cost reduction initiatives and other expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $0.72 to $0.74 for the fourth quarter.

ABBOTT DECLARES 375TH QUARTERLY DIVIDEND

On Sept. 14, 2017, the board of directors of Abbott declared the company’s quarterly dividend of $0.265 per share. Abbott’s cash dividend is payable Nov. 15, 2017, to shareholders of record at the close of business on Oct. 13, 2017.

Abbott has increased its dividend payout for 45 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 94,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live third-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the call will be available later that day.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors’’ to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2016, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial: Scott Leinenweber, (224) 668-0791 Michael Comilla, (224) 668-1872 Jeffrey Byrne, (224) 668-8808 Abbott Media: Darcy Ross, (224) 667-3655 Elissa Maurer, (224) 668-3309

1) Finger sticks are required for treatment decisions when you see Check Blood Glucose symbol, when symptoms do not match system readings, when you suspect readings may be inaccurate, or when you experience symptoms that may be due to high or low blood glucose.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Third Quarter Ended September 30, 2017 and 2016

(in millions, except per share data)

(unaudited)

	3Q17	3Q16	% Change
Net Sales	$6,829	$5,302	28.8

Cost of products sold, excluding amortization expense	2,857	2,285	25.1
Amortization of intangible assets	501	140	n/m
Research and development	562	352	59.3
Selling, general, and administrative	2,099	1,628	28.9
Total Operating Cost and Expenses	6,019	4,405	36.7

Operating earnings	810	897	(9.7)

Interest expense, net	182	95	90.7
Net foreign exchange (gain) loss	(6)	9	n/m
Other expense, net	8	972	(99.2)	1)
Earnings (Loss) from Continuing Operations before taxes	626	(179)	n/m

Tax expense on Earnings (Loss) from Continuing Operations	65	178	(63.5)	2)
Earnings (Loss) from Continuing Operations	561	(357)	n/m

Earnings from Discontinued Operations, net of taxes	42	28	53.1
Gain on Sale of Discontinued Operations, net of taxes	—	—
Net Earnings from Discontinued Operations, net of taxes	42	28	53.1

Net Earnings (Loss)	$603	$(329)	n/m

Earnings from Continuing Operations, excluding Specified Items, as described below	$1,158	$883	31.1	3)

Diluted Earnings (Loss) per Common Share from:

Continuing Operations	$0.32	$(0.24)	n/m

Discontinued Operations	0.02	0.02	—

Total	$0.34	$(0.22)	n/m

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.66	$0.59	11.9	3)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,754	1,476		4)

NOTES:

See tables on page 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2016 Other expense, net includes a charge of $947 million related to an adjustment of Abbott’s holdings of Mylan N.V. ordinary shares to reflect the share price as of Sept. 30, 2016.

2)             2016 Tax expense on Earnings (Loss) from Continuing Operations includes the impact of the non-deductible Mylan equity investment adjustment and the recognition of deferred taxes associated with the sale of AMO, partially offset by a net tax benefit of approximately $105 million as a result of the resolution of various tax positions from prior years.

3)             2017 Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $597 million, or $0.34 per share, for intangible amortization expense and expenses primarily associated with acquisitions, restructuring actions and other expenses.

2016 Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $1.240 billion, or $0.83 per share, for intangible amortization expense, an adjustment to the equity investment in Mylan, expenses primarily associated with acquisitions, including bridge facility fees, charges related to cost reduction initiatives and other expenses and the recognition of deferred taxes associated with the sale of AMO, partially offset by the favorable impact of a net tax benefit as a result of the resolution of various tax positions from prior years.

4)             2016 Average number of common shares outstanding excludes approximately 6.7 million shares related to dilutive common stock options, which would be antidilutive.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Nine Months Ended September 30, 2017 and 2016

(in millions, except per share data)

(unaudited)

	9M17	9M16	% Change
Net Sales	$19,801	$15,520	27.6

Cost of products sold, excluding amortization expense	9,074	6,712	35.2
Amortization of intangible assets	1,415	429	n/m
Research and development	1,622	1,079	50.3
Selling, general, and administrative	6,655	5,063	31.5
Total Operating Cost and Expenses	18,766	13,283	41.3

Operating earnings	1,035	2,237	(53.7)

Interest expense, net	569	203	n/m
Net foreign exchange (gain) loss	(34)	497	n/m	1)
Other (income) expense, net	(1,157)	999	n/m	2)
Earnings from Continuing Operations before taxes	1,657	538	n/m

Tax expense on Earnings from Continuing Operations	440	240	83.6	3)
Earnings from Continuing Operations	1,217	298	n/m

Earnings from Discontinued Operations, net of taxes	88	288	(69.4)
Gain on Sale of Discontinued Operations, net of taxes	—	16	n/m
Net Earnings from Discontinued Operations, net of taxes	88	304	(71.0)	4)

Net Earnings	$1,305	$602	n/m

Earnings from Continuing Operations, excluding Specified Items, as described below	$3,097	$2,310	34.1	5)

Diluted Earnings per Common Share from:

Continuing Operations	$0.69	$0.20	n/m

Discontinued Operations	0.05	0.20	(75.0)	4)

Total	$0.74	$0.40	85.0

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$1.76	$1.55	13.5	5)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,746	1,483

NOTES:

See tables on page 15 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2016 Net foreign exchange (gain) loss includes a loss of $481 million related to the revaluation of Abbott’s net monetary assets in Venezuela using the Dicom exchange rate, which is the Venezuelan government’s official floating exchange rate.

2)             2017 Other (income) expense, net includes a pretax gain of $1.163 billion from the sale of the AMO business.

2016 Other (income) expense, net includes a charge of $947 million related to an adjustment of Abbott’s holdings of Mylan N.V. ordinary shares to reflect the share price as of Sept. 30, 2016.

3)             2017 Tax expense on Earnings from Continuing Operations includes the tax associated with a $1.163 billion pretax gain on the sale of the AMO business.

2016 Tax expense on Earnings from Continuing Operations includes the impact of a net tax benefit of approximately $250 million as a result of the resolution of various tax positions from prior years, partially offset by the unfavorable impact of non-deductible foreign exchange losses related to Venezuela and an adjustment to the equity investment in Mylan and the recognition of deferred taxes associated with the sale of the AMO business.

4)             2017 Earnings and Diluted Earnings per Common Share from Discontinued Operations, net of taxes primarily relates to a net tax benefit as a result of the resolution of various tax positions from prior years.

2016 Earnings and Diluted Earnings per Common Share from Discontinued Operations, net of taxes primarily reflect the impact of a net tax benefit of $289 million as a result of the resolution of various tax positions from prior years.

5)             2017 Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $1.880 billion, or $1.07 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions, partially offset by a gain on the sale of the AMO business.

2016 Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $2.012 billion, or $1.35 per share, for intangible amortization expense, the foreign exchange loss related to Venezuela, an adjustment to the equity investment in Mylan, expenses associated with acquisitions, including bridge facility fees, other charges related to cost reduction initiatives and other expenses and the recognition of deferred taxes associated with the sale of AMO, partially offset by the favorable impact of a net tax benefit as a result of the resolution of various tax positions from prior years.

NON-GAAP RECONCILIATION OF FINANCIAL INFORMATION FROM CONTINUING OPERATIONS

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Third Quarter Ended September 30, 2017 and 2016

(in millions, except per share data)

(unaudited)

	3Q17
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$501	$(501)	—
Gross Margin	3,471	580	$4,051	59.3%
R&D	562	(91)	471	6.9%
SG&A	2,099	(90)	2,009	29.4%
Other expense, net	8	1	9
Earnings (Loss) from Continuing Operations before taxes	626	760	1,386
Tax expense on Earnings (Loss) from Continuing Operations	65	163	228
Earnings (Loss) from Continuing Operations	561	597	1,158
Diluted Earnings (Loss) per Share from Continuing Operations	$0.32	$0.34	$0.66

Specified items reflect intangible amortization expense of $501 million and other expenses of $259 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 19 for additional details regarding specified items.

	3Q16
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$140	$(140)	—
Gross Margin	2,877	158	$3,035	57.3%
R&D	352	(22)	330	6.2%
SG&A	1,628	(53)	1,575	29.7%
Interest expense, net	95	(70)	25
Net foreign exchange (gain) loss	9	(4)	5
Other expense, net	972	(957)	15
Earnings (Loss) from Continuing Operations before taxes	(179)	1,264	1,085
Tax expense on Earnings (Loss) from Continuing Operations	178	24	202
Earnings (Loss) from Continuing Operations	(357)	1,240	883
Diluted Earnings (Loss) per Share from Continuing Operations	$(0.24)	$0.83	$0.59

Specified items reflect intangible amortization expense of $140 million, an adjustment to the equity investment in Mylan of $947 million, and other expenses of $177 million, primarily associated with acquisitions, including bridge facility fees, charges related to cost reduction initiatives and other expenses and the recognition of approximately $130 million of deferred taxes associated with the sale of AMO, partially offset by a net tax benefit of approximately $105 million as a result of the resolution of various tax positions from prior years. See page 20 for additional details regarding specified items.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Nine Months Ended September 30, 2017 and 2016

(in millions, except per share data)

(unaudited)

	9M17
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$1,415	$(1,415)	—
Gross Margin	9,312	2,459	$11,771	59.5%
R&D	1,622	(146)	1,476	7.5%
SG&A	6,655	(595)	6,060	30.6%
Interest expense, net	569	(19)	550
Other (income) expense, net	(1,157)	1,167	10
Earnings from Continuing Operations before taxes	1,657	2,052	3,709
Tax expense on Earnings from Continuing Operations	440	172	612
Earnings from Continuing Operations	1,217	1,880	3,097
Diluted Earnings per Share from Continuing Operations	$0.69	$1.07	$1.76

Specified items reflect intangible amortization expense of $1.415 billion and other expenses of $1.800 billion, primarily associated with acquisitions, including approximately $840 million of inventory step-up amortization related to St. Jude Medical, charges related to restructuring actions and other expenses, partially offset by a gain of $1.163 billion from the sale of the AMO business. See page 21 for additional details regarding specified items.

	9M16
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$429	$(429)	—
Gross Margin	8,379	500	$8,879	57.2%
R&D	1,079	(68)	1,011	6.5%
SG&A	5,063	(150)	4,913	31.7%
Interest expense, net	203	(139)	64
Net foreign exchange (gain) loss	497	(481)	16
Other (income) expense, net	999	(962)	37
Earnings from Continuing Operations before taxes	538	2,300	2,838
Tax expense on Earnings from Continuing Operations	240	288	528
Earnings from Continuing Operations	298	2,012	2,310
Diluted Earnings per Share from Continuing Operations	$0.20	$1.35	$1.55

Specified items reflect intangible amortization expense of $429 million, an adjustment to the equity investment in Mylan of $947 million, the impact of the foreign exchange loss in Venezuela of $481 million, and other expenses of $443 million, primarily associated with acquisitions, including bridge facility fees, and charges related to cost reduction initiatives and other expenses and the recognition of approximately $130 million of deferred taxes associated with the sale of AMO, partially offset by a net tax benefit of approximately $250 million as a result of the resolution of various tax positions from prior years. See page 22 for additional details regarding specified items.

RECONCILIATION OF TAX RATE FOR CONTINUING OPERATIONS

A reconciliation of the third-quarter tax rates for continuing operations for 2017 and 2016 is shown below:

	3Q17
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$626	$65	10.4%	1)
Specified items	760	163
Excluding specified items	$1,386	$228	16.5%

	3Q16
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$(179)	$178	(99.5)%
Specified items	1,264	24
Excluding specified items	$1,085	$202	18.6%

1)             Reported tax rate on a GAAP basis for the third quarter of 2017 includes the impact of approximately $30 million in excess tax benefits associated with share-based compensation.

A reconciliation of the year-to-date tax rates for continuing operations for 2017 and 2016 is shown below:

	9M17
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,657	$440	26.6%	2)
Specified items	2,052	172
Excluding specified items	$3,709	$612	16.5%

	9M16
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$538	$240	44.5%
Specified items	2,300	288
Excluding specified items	$2,838	$528	18.6%

2)             Reported tax rate on a GAAP basis for 2017 includes the impact of taxes associated with a $1.163 billion pre-tax gain on the sale of the AMO business and the impact of approximately $90 million in excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Comparable Historical Revenue

Third Quarter Ended September 30, 2017 and 2016

($ in millions) (unaudited)

	3Q17			3Q16				% Change vs. 3Q16
					Acquired
	Abbott	Divested	Comparable	Abbott	St. Jude		Comparable		Comparable
	Reported	Businesses	Revenue	Reported	Business a)	AMO	Revenue	Reported	Reported	Operational b)

Total Company	6,829	—	6,829	5,302	1,425	(296)	6,431	28.8	6.2	5.6
U.S.	2,313	—	2,313	1,645	742	(118)	2,269	40.6	2.0	2.0
Int’l	4,516	—	4,516	3,657	683	(178)	4,162	23.5	8.5	7.6
Total Medical Devices	2,597	—	2,597	1,310	1,425	(296)	2,439	98.2	6.5	5.6
U.S.	1,177	—	1,177	519	742	(118)	1,143	126.8	3.1	3.1
Int’l	1,420	—	1,420	791	683	(178)	1,296	79.5	9.5	7.8
Cardiovascular and Neuromodulation	2,224	—	2,224	708	1,425	—	2,133	214.1	4.3	3.6
U.S.	1,093	—	1,093	305	742	—	1,047	258.2	4.6	4.6
Int’l	1,131	—	1,131	403	683	—	1,086	180.7	4.0	2.8
Rhythm Management	511	—	511	—	577	—	577	n/m	(11.4)	(12.1)
U.S.	250	—	250	—	297	—	297	n/m	(15.6)	(15.6)
Int’l	261	—	261	—	280	—	280	n/m	(7.1)	(8.4)
Electrophysiology	342	—	342	3	306	—	309	n/m	10.6	10.7
U.S.	147	—	147	3	133	—	136	n/m	7.9	7.9
Int’l	195	—	195	—	173	—	173	n/m	12.7	12.9
Heart Failure	170	—	170	—	148	—	148	n/m	14.8	14.0
U.S.	131	—	131	—	118	—	118	n/m	10.7	10.7
Int’l	39	—	39	—	30	—	30	n/m	31.2	27.4
Vascular	724	—	724	618	101	—	719	17.1	0.8	0.2
U.S.	292	—	292	262	32	—	294	11.1	(0.6)	(0.6)
Int’l	432	—	432	356	69	—	425	21.5	1.8	0.7
Structural Heart	269	—	269	87	152	—	239	210.1	12.4	11.0
U.S.	109	—	109	40	56	—	96	172.3	13.7	13.7
Int’l	160	—	160	47	96	—	143	242.5	11.6	9.1
Neuromodulation	208	—	208	—	141	—	141	n/m	47.7	46.8
U.S.	164	—	164	—	106	—	106	n/m	55.9	55.9
Int’l	44	—	44	—	35	—	35	n/m	23.0	19.6

a) Reflects reported actuals for St. Jude Medical, excluding results from the vascular closure business, as well as a reduction to St. Jude Medical sales related to the reclassification of fees paid to group purchasing organizations from the Selling, general, and administrative line.

b) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Comparable Historical Revenue

Nine Months Ended September 30, 2017 and 2016

($ in millions) (unaudited)

	9M17			9M16				% Change vs. 9M16
					Acquired
	Abbott	Divested	Comparable	Abbott	St. Jude		Comparable		Comparable
	Reported	Businesses a)	Revenue	Reported	Business b)	AMO	Revenue	Reported	Reported	Operational c)

Total Company	19,801	(187)	19,614	15,520	4,282	(872)	18,930	27.6	3.6	3.9
U.S.	6,997	(84)	6,913	4,831	2,227	(342)	6,716	44.8	3.0	3.0
Int’l	12,804	(103)	12,701	10,689	2,055	(530)	12,214	19.8	4.0	4.5
Total Medical Devices	7,588	(12)	7,576	3,879	4,282	(872)	7,289	95.6	3.9	4.4
U.S.	3,504	(6)	3,498	1,520	2,227	(342)	3,405	130.5	2.8	2.8
Int’l	4,084	(6)	4,078	2,359	2,055	(530)	3,884	73.2	5.0	5.8
Cardiovascular and Neuromodulation	6,587	(12)	6,575	2,175	4,282	—	6,457	202.9	1.8	2.3
U.S.	3,264	(6)	3,258	940	2,227	—	3,167	247.1	2.9	2.9
Int’l	3,323	(6)	3,317	1,235	2,055	—	3,290	169.2	0.8	1.6
Rhythm Management	1,574	—	1,574	—	1,773	—	1,773	n/m	(11.3)	(10.9)
U.S.	783	—	783	—	929	—	929	n/m	(15.7)	(15.7)
Int’l	791	—	791	—	844	—	844	n/m	(6.5)	(5.7)
Electrophysiology	1,001	—	1,001	10	900	—	910	n/m	10.0	10.5
U.S.	446	—	446	10	395	—	405	n/m	10.4	10.4
Int’l	555	—	555	—	505	—	505	n/m	9.7	10.7
Heart Failure	471	—	471	—	461	—	461	n/m	2.3	2.5
U.S.	363	—	363	—	361	—	361	n/m	0.3	0.3
Int’l	108	—	108	—	100	—	100	n/m	9.8	10.4
Vascular	2,158	(12)	2,146	1,905	299	—	2,204	13.3	(2.5)	(2.1)
U.S.	891	(6)	885	815	91	—	906	9.1	(2.3)	(2.3)
Int’l	1,267	(6)	1,261	1,090	208	—	1,298	16.4	(2.7)	(1.9)
Structural Heart	793	—	793	260	452	—	712	205.5	11.3	11.7
U.S.	320	—	320	115	164	—	279	177.8	14.8	14.8
Int’l	473	—	473	145	288	—	433	227.5	9.0	9.8
Neuromodulation	590	—	590	—	397	—	397	n/m	48.8	49.0
U.S.	461	—	461	—	287	—	287	n/m	61.0	61.0
Int’l	129	—	129	—	110	—	110	n/m	16.8	17.4

a) Reflects sales related to the AMO and St. Jude Medical vascular closure businesses prior to divesting in the first quarter 2017.

b) Reflects reported actuals for St. Jude Medical, excluding results from the vascular closure business, as well as a reduction to St. Jude Medical sales related to the reclassification of fees paid to group purchasing organizations from the Selling, general, and administrative line.

c) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Third Quarter Ended September 30, 2017

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$26	$53	$501	$—	$580
R&D	(11)	(74)	—	(6)	(91)
SG&A	(84)	(7)	—	1	(90)
Other (income) expense, net	16	—	—	(15)	1
Earnings from Continuing Operations before taxes	$105	$134	$501	$20	760
Tax expense on Earnings from Continuing Operations (d)					163
Earnings from Continuing Operations					$597
Diluted Earnings per Share from Continuing Operations					$0.34

The table above provides additional details regarding the specified items described on page 14.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees. Divestiture-related expenses include incremental costs to separate the divested businesses as well as bankers’ fees and costs for legal, accounting, tax, and other services related to the divestitures.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. Any gains related to the divestiture of a facility as part of a restructuring program are also included in this category.

c)              Other expense primarily relates to the impairment of a financial instrument and the acquisition of an R&D asset.

d)             Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Third Quarter Ended September 30, 2016

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Mylan Equity Investment Adjustment (c)	Venezuela Devaluation	Intangible Amortization	Other (d)	Total Specifieds
Gross Margin	$3	$15	$—	$—	$140	$—	$158
R&D	(5)	2	—	—	—	(19)	(22)
SG&A	(38)	(14)	—	(1)	—	—	(53)
Interest expense, net	(70)	—	—	—	—	—	(70)
Net foreign exchange (gain) loss	—	—	—	(4)	—	—	(4)
Other (income) expense, net	(11)	—	(947)	1	—	—	(957)
Earnings from Continuing Operations before taxes	$127	$27	$947	$4	$140	$19	1,264
Tax expense on Earnings from Continuing Operations (e)							24
Earnings from Continuing Operations							$1,240
Diluted Earnings per Share from Continuing Operations							$0.83

The table above provides additional details regarding the specified items described on page 14.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions and integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, severance, and the integration of processes and business activities. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees. Divestiture-related expenses include incremental costs to separate the divested businesses.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)              Mylan equity investment adjustment expense reflects the adjustment of Abbott’s holding of Mylan N.V. ordinary shares due to a decline in the fair value of the securities which was considered by Abbott to be other than temporary.

d)             Other expense relates to the impairment of an R&D asset.

e)              Reflects the net tax benefit associated with the specified items and a net tax benefit of approximately $105 million primarily as a result of the resolution of various tax positions from prior years, partially offset by the recognition of approximately $130 million of deferred taxes associated with the sale of AMO.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Nine Months Ended September 30, 2017

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$870	$174	$1,415	$—	$2,459
R&D	(37)	(103)	—	(6)	(146)
SG&A	(570)	(26)	—	1	(595)
Interest expense, net	(19)	—	—	—	(19)
Other (income) expense, net	1,216	(34)	—	(15)	1,167
Earnings from Continuing Operations before taxes	$280	$337	$1,415	$20	2,052
Tax expense on Earnings from Continuing Operations (d)					172
Earnings from Continuing Operations					$1,880
Diluted Earnings per Share from Continuing Operations					$1.07

The table above provides additional details regarding the specified items described on page 15.

a)             Acquisition-related expenses include bankers’ fees and costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees. Other (income) expense, net includes the gain on the sale of the AMO business. Divestiture-related expenses include incremental costs to separate the divested businesses as well as bankers’ fees and costs for legal, accounting, tax, and other services related to the divestitures.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. Any gains related to the divestiture of a facility as part of a restructuring program are also included in this category.

c)              Other expense primarily relates to the impairment of a financial instrument and the acquisition of an R&D asset.

d)             Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Nine Months Ended September 30, 2016

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Mylan Equity Investment Adjustment (c)	Venezuela Devaluation (d)	Intangible Amortization	Other (e)	Total Specifieds
Gross Margin	$13	$43	$—	$15	$429	$—	$500
R&D	(7)	1	—	—	—	(62)	(68)
SG&A	(79)	(61)	—	(10)	—	—	(150)
Interest expense, net	(139)	—	—	—	—	—	(139)
Net foreign exchange (gain) loss	—	—	—	(481)	—	—	(481)
Other (income) expense, net	(14)	—	(947)	(1)	—	—	(962)
Earnings from Continuing Operations before taxes	$252	$103	$947	$507	$429	$62	2,300
Tax expense on Earnings from Continuing Operations (f)							288
Earnings from Continuing Operations							$2,012
Diluted Earnings per Share from Continuing Operations							$1.35

The table above provides additional details regarding the specified items described on page 15.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions and integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, severance, and the integration of processes and business activities. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees. Divestiture-related expenses include incremental costs to separate the divested businesses.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. Any gains related to the divestiture of a facility as part of a restructuring program are also included in this category.

c)              Mylan equity investment adjustment expense reflects the adjustment of Abbott’s holding of Mylan N.V. ordinary shares due to a decline in the fair value of the securities which was considered by Abbott to be other than temporary.

d)             Venezuela devaluation expenses include the foreign exchange loss of $480 million related to the revaluation of Abbott’s net monetary assets in Venezuela using the Dicom exchange rate as well as inventory and other asset impairments in Venezuela related to the move to the Dicom exchange rate. The Dicom rate is the Venezuelan government’s official floating exchange rate.

e)              Other expense relates to the impairment of an R&D asset.

f)               Reflects the net tax benefit associated with the specified items and a net tax benefit of approximately $250 million primarily as a result of the resolution of various tax positions from prior years, partially offset by the recognition of approximately $130 million of deferred taxes associated with the sale of AMO.

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